SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2003

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way

New Castle, Delaware 19720

(Address of principal executive offices, including zip code)

(302) 326-5500

(Registrant’s telephone number, including area code)

Item 5.	OTHER EVENTS

On October 3, 2003, Applied Extrusion Technologies, Inc. (the “Company”) issued a press release announcing that it had entered into a new credit facility with General Electric Capital Corporation that will expire on October 3, 2008. A copy of the Credit Agreement dated as of October 3, 2003 is attached hereto as Exhibit 10.1 and a copy of the press release dated October 3, 2003 is attached as Exhibit 99.1 hereto and such exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ BRIAN P. CRESCENZO

Name: Title:	Brian P. Crescenzo Vice President Finance, Secretary and Treasurer

Date: October 7, 2003

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement between Applied Extrusion Technologies, Inc. and General Electric Capital Corporation dated October 3, 2003. The registrant agrees to furnish to the Commission upon its request copies of any omitted schedule or exhibit to any Exhibit filed herewith.

Exhibit 99.1	Press Release dated October 3, 2003.